Portugal Telecom,SGPS, S.A.
(Form F-6 File No 333-81394)

Effective September 18, 2006, the par
value is EUR 0.35 per Ordinary Share.
 Effective May 22, 2007, the par value is EUR 0.03 per Ordinary Share.


Exhibit A to Deposit Agreement
THE RIGHTS OF OWNERS TO
DIRECT THE VOTING
OF SHARES MAY BE RESTRICTED
AS
DESCRIBED IN ARTICLE 16 BELOW.
No.______________________________
[Sponsored-Exempt]
AMERICAN DEPOSITARYSHARES
(Each American Depositary Share
represents one deposited Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
NOMINAL VALUE OF ONE EURO
EACH OF
PORTUGAL TELECOM, SGPS, S.A.
(INCORPORATED UNDER THE LAWS
OF PORTUGAL)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
__________________________________,
or registered assigns IS THE OWNER OF
______________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares,
nominal value one Euro each (herein called
Shares), of Portugal Telecom, SGPS, S.A.,
incorporated under the laws of Portugal
(herein called the Company).  At the date
hereof, each American Depositary Share
represents one Share which is either
deposited or subject to deposit under the
deposit agreement at the Lisbon, Portugal
office of Banco Espirito Santo (herein called
the Custodian).  The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at
One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.
THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of May 10, 1995 as amended and
restated as of September 12, 1997, as further
amended and restated as of June 25, 1999,
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and holders from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.
SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to electronic delivery, to him or
upon his order, of the Deposited Securities
at the time represented by the American
Depositary Shares for which this Receipt is
issued.  Delivery of such Deposited
Securities may be made by the electronic
delivery of such Deposited Securities to such
Owner hereof or as ordered by him through
an account with an institution recognized by
the Foreign Registrar or delivery by other
means approved by the Company in
accordance with Portuguese law, and
delivery of any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt.  Such delivery shall
be made, as hereinafter provided, without
unreasonable delay.
      A Receipt surrendered may be
required by the Depositary to be properly
endorsed in blank or accompanied by proper
instruments of transfer in blank, and if the
Depositary so requires, the Owner hereof
shall execute and deliver to the Depositary a
written order directing the Depositary to
cause the Deposited Securities being
withdrawn to be electronically delivered to
or upon the written order of a person or
persons designated in such order through an
account with an institution recognized by the
Foreign Registrar, or delivery by other
means approved by the Company in
accordance with Portuguese law, except that
the Depositary may make delivery to such
person or persons at the Corporate Trust
Office of the Depositary of any dividends or
distributions with respect to the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt, or of any proceeds of sale of any
dividends, distributions or rights, which may
at the time be held by the Depositary.
      At the request, risk and expense of
any Owner so surrendering a Receipt, and
for the account of such Owner, the
Depositary shall direct the Custodian to
forward any cash or other property (other
than rights) comprising, and forward a
certificate or certificates (if any) and other
proper documents of title (if any) for, the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt to the Depositary for delivery at
the Corporate Trust Office of the
Depositary.  Such direction shall be given by
letter or, at the request, risk and expense of
such Owner, by cable, telex or facsimile
transmission.  Rights, if any, shall be
delivered to such Owner pursuant to
Section 4.4 of the Deposit Agreement and
Article 14 of this Receipt.
3.
TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary may
require payment from the presentor of the
Receipt of a sum sufficient to reimburse it
for any tax or other governmental charge and
any stock transfer or registration fee with
respect thereto (including any such tax or
charge and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations  the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to the provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.
4
LIABILITY OF OWNER FOR TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5
WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant that
such Shares and each certificate therefor are
validly issued, fully paid, nonassessable, and
free of any pre-emptive rights of the holders
of outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not Restricted
Securities.  Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
6
FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
 the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in Portugal which is
then performing the function of the
regulation of currency exchange.
7
CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      When applicable, the following
charges shall be incurred by any party to
whom Receipts are issued (including,
without limitation, issuance pursuant to a
stock dividend or stock split declared by the
Company or an exchange of stock regarding
the Receipts or Deposited Securities or a
distribution of Receipts pursuant to Section
4.3 of the Deposit Agreement) or by any
party presenting Receipts pursuant to
Section 2.4 or 2.5 of the Deposit Agreement,
and shall be payable to the Depositary: (1)
taxes and other governmental charges, (2)
such registration fees as may from time to
time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4, of the Deposit Agreement and the
surrender of Receipts pursuant to Section 2.5
or 6.2 of the Deposit Agreement, and (6) a
fee for, and deducted from, the distribution
of proceeds of the sale of rights pursuant to
Section 4.4 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of Shares received upon the exercise
of such rights, but which rights are instead
sold and the proceeds of such sale
distributed by the Depositary to Owners.
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8
PRE-RELEASE OF RECEIPTS.
      The Depositary shall not execute and
deliver Receipts unless Shares have been
deposited as set forth in the Deposit
Agreement, except as provided in Section
2.9 of the Deposit Agreement and this
Article 8.
      TheDepositary may, notwithstanding
Section 2.3 of the Deposit Agreement,
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares  in
satisfaction of a Pre-Release.  Each
Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial right, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership to the Depositary (including,
without the consent of the Depositary,
disposing of such Shares or Receipts, as the
case may be), other than in satisfaction of
such Pre-Release, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days
notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of Shares not deposited but represented by
American Depositary Shares outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into under the
Deposit Agreement with any particular
Pre-Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes
of enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9
TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
(and to the American Depositary Shares
evidenced hereby) when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument, provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or for
all other purposes.
10
VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11
REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission). Such
reports and communications shall be
available for inspection and copying by
holders and Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
      The Depositary shall make available
for inspection by Owners at its Corporate
Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement. Any
such reports and communications, including
any such proxy soliciting material, furnished
to the Depositary by the Company shall be
furnished in English.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by Owners provided
that such inspection shall not be for the
purpose of communicating with Owners in
the interest of a business or object other than
the business of the Company or a matter
related to the Deposit Agreement or the
Receipts.
12
DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
shall, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to Article 13 of this
Receipt and the Deposit Agreement, convert
such dividend or distribution into dollars and
shall distribute the amount thus received to
the Owners entitled thereto, provided,
however, that in the event that the Company
or the Depositary is required to withhold and
does withhold from any cash dividend or
other cash distribution in respect of any
Deposited Securities an amount on account
of taxes, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Section
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall
cause the securities or property received by
it to be distributed to the Owners entitled
thereto, in any manner that the Depositary
may deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary, applicable taxes
and other charges as provided in Section 5.9
of the Deposit Agreement) shall be
distributed by the Depositary to the Owners
entitled thereto as in the case of a
distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary,
applicable taxes and other charges as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary shall sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners entitled
thereto.
      The Depositary shall use all
reasonable efforts to follow any procedures
in a manner reasonably satisfactory to the
Company that may be established by the
Portuguese tax authorities for eligible
Owners to obtain any reduced rates of
withholding tax or substitute gift and
inheritance tax as provided under applicable
tax treaties at the time dividends are paid
and to facilitate the recovery by eligible
Owners of amounts of Portuguese
withholding tax or substitute gift and
inheritance tax withheld in excess of
applicable tax treaty rates, if any.  In
connection therewith, the Depositary shall
take reasonable steps to provide eligible
Owners with such forms as may be
prescribed by the Portuguese tax authorities
and to take all such other reasonable steps as
may be required to file such forms with the
appropriate Portuguese tax authorities.
13
CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities, property
or rights, and if at the time of the receipt
thereof the foreign currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted, by sale or in any
other manner that it may determine, such
foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14 RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available in Dollars to such
Owners or, if by the terms of such rights
offering or, for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available to
such Owners, then the Depositary shall
allow the rights to lapse.  If at the time of the
offering of any rights the Depositary
determines in its discretion that it is lawful
and feasible to make such rights available to
all Owners or to certain Owners but not to
other Owners, the Depositary may distribute,
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary shall
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary shall cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation,
and transfer under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.9 of the
Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
      The Depositary shall not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15
RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date which date shall be to the
extent practicable the same date as the
record date fixed by the Company, or if
different from the record date fixed by the
Company, fixed after consultation with the
Company to the extent to which such
consultation is practicable (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16
VOTING OF DEPOSITED
SECURITIES AND LIMITATIONS ON
VOTING.
Each Owner by accepting this Receipt
agrees that it shall be bound by, and subject
to, the following provision:
      Voting instructions issued by an
Owner, either given personally or through a
representative, in the Owners own name or
as the representative of another Owner, will
not be entitled to be effected as votes of
Shares to the extent that such votes, together
with any votes cast by such Owner as a
holder of Shares, exceed 10% of the total
number of votes of the Companys share
capital, and the Depositary shall not effect
any voting instructions in respect of such
excess votes.  Determinations of American
Depositary Share and Share ownership shall
be made pursuant to  Portuguese law.
      The Depositary has been advised
that, under Portuguese Law and the Articles
of Association of the Issuer, provided that
the Depositary complies with the terms of
the previous paragraph, the Depositary may
vote or cause to be voted (or grant a
discretionary proxy to a person designated
by the Issuer to vote) the aggregate number
of Shares represented by the American
Depositary Shares of all of the Owners,
notwithstanding that such aggregate votes
exceed 10% of the total number of votes of
the Issuers share capital.
Upon receipt of notice of any meeting of
holders of Shares or other Deposited
Securities, the Depositary shall, as soon as
practicable thereafter, mail to the Owners a
notice, the form of which notice shall be in
the sole discretion of the Depositary, which
shall contain (a) such information as is
contained in such notice of meeting, and (b)
a statement that the Owners as of the close
of business on a specified record date will be
entitled, subject to any applicable provision
of Portuguese law and of the Articles, to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given, including an
express indication that instructions may be
given (or be deemed given in accordance
with the last sentence of this paragraph if no
instruction is received) to the Depositary to
vote or to give a discretionary proxy to a
person designated by the Company.  Upon
the written request of an Owner on such
record date, received on or before the date
established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor insofar as
practicable and permitted under the
applicable provisions of law or of the
Articles governing Shares or other
Deposited Securities, to vote or cause to be
voted (or to grant a discretionary proxy to a
person designated by the Company to vote)
the amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Owners Receipts in accordance with any
instructions set forth in such request
including by aggregating, insofar as
practicable, in blocks of 100, American
Depositary Shares of various Owners who
have instructed the Depositary in identical
manner as to the exercise of rights with
respect to any matter to be voted upon, it
being understood that each Owner is entitled
under the Deposit Agreement to instruct the
Depositary as to the exercise of one vote for
each 100 American Depositary Shares held
by such Owner.  The Depositary shall not
itself exercise any voting discretion over any
Shares or other Deposited Securities.  If no
instructions are received by the Depositary
from an Owner with respect to any of the
Shares or other Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the Instruction Date, the
Depositary shall deem such Owner to have
instructed the Depositary to vote or cause to
vote such Shares or other Deposited
Securities in favor of any proposals
supported by the Board of Directors of the
Company, or, when practicable and
permitted, to give a discretionary proxy to a
person designated by the Company with
respect to such Shares or Deposited
Securities and the Depositary shall so vote
or so give a discretionary proxy to a person
designated by the Company to vote such
Shares or Deposited Securities, provided
that no such instruction shall be deemed
given and no such favorable vote or
discretionary proxy shall be given with
respect to any proposal as to which the
Company informs the Depositary (and the
Company agrees to provide such
information promptly in writing) that (x) the
Company does not wish such proxy given,
(y) substantial opposition, as determined by
the Company in its sole discretion, exists
with respect to such proposal or (z) such
proposal would, as determined by the
Company in its sole discretion, materially
and adversely affect the rights of Owners.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote or cause to be voted the
Shares or Deposited Securities in accordance
with the provisions set forth in this Article
16 and Section 4.7 of the Deposit
Agreement.
      The Depositary may effect the voting
instructions of an Owner only to the extent
that such instructions would not violate the
terms of Section 4.7 of the Deposit
Agreement.
      The Depositary shall establish such
nominees (which nominees shall be wholly
owned, directly or indirectly, by the
Depositary) or mechanisms as may be
necessary to effect the voting instructions of
Owners given in accordance with Section
4.7 of the Deposit Agreement.
      The Company agrees, without
increasing its obligations or potential
liability to the Owners or Beneficial Owners,
to provide notice, to the extent practicable,
of any meeting of holders of Shares or other
Deposited Securities to the Depositary
sufficiently in advance of such meeting in
order to enable the Depositary or its
nominee to vote or cause to be voted any
such Shares or Deposited Securities in
accordance with the terms of Section 4.7 of
the Deposit Agreement.
17
CHANGES AFFECTING DEPOSITED
SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or its nominee or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend on the Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18
LIABILITY OF THE COMPANY AND
DEPOSITARY.
      Neither the Depositary nor the
Company shall incur any liability to any
Owner or holder of any Receipt, if by reason
of any provision of any present or future law
of the United States or any other country, or
of any other governmental or regulatory
authority, or by reason of any provision,
present or future, of the Articles, or by
reason of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented or forbidden from or be subject to
any civil or criminal penalty on account of
doing or performing any act or thing which
by the terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Company incur
any liability to any Owner or holder of a
Receipt by reason of any non-performance
or delay, caused as aforesaid, in the
performance of any act or thing which by the
terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Sections 4.1, 4.2,
or 4.3 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.4 of the Deposit Agreement, or for any
other reason, such distribution or offering
may not be made available to Owners, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
 Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner,
or any other person believed by it in good
faith to be competent to give such advice or
information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
      The Company agrees to indemnify
the Depositary, its directors, employees,
agents and affiliates and any Custodian
against, and hold each of them harmless
from, any liability or expense (including, but
not limited to, the fees and expenses of
counsel) which may arise out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified, or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.  The
Depositary agrees to indemnify the
Company, its directors, employees, agents
and affiliates against, and hold each of them
harmless from any liability or expense
(including, but not limited to, the fees and
expenses of counsel) which may arise out of
acts performed or omitted in accordance
with the provisions of the Deposit
Agreement and this Receipt, as the same
may be amended, modified or supplemented
from time to time, by the Depositary or its
Custodian or their respective directors,
employees, agents and affiliates due to their
negligence or bad faith.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19
RESIGNATION AND REMOVAL OF
THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by written notice of such
removal, effective upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute or additional
custodian or custodians.
20
AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
      The Company and the Depositary
shall each use their best efforts to amend the
Deposit Agreement and the Receipts as
necessary to reflect changes in Portuguese
law and in the Articles.
21
TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.5 of the Deposit Agreement, and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).  At any time after the expiration of
one year from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22
DISCLOSURE OF INTERESTS;
LIMITATIONS ON HOLDINGS.
Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it (a) a list, as of the most recent date reasonably possible, of the names, addresses and holdings of any Beneficial Owners, to the extent available, and Owners of American Depositary Shares, other Shares and other securities of the Company and (b) such additional information concerning Owners and
Beneficial Owners as may be reasonably
requested by the Company.  Owners and
holders shall, at the request of the
Depositary, furnish it with such information as may be necessary for the Depositary to comply with the terms of this paragraph (a).
Each Owner by accepting a Receipt agrees that it shall be bound by, and subject to, the following provision:
      No Owner performing, directly or
indirectly, an activity which is competitive with that of the Company may, unless previously authorized at a meeting of holders of Shares, hold or control American
Depositary Shares or Shares representing in the aggregate more than 5% of the share capital of the Company. An entity shall be deemed to be performing an activity which is competitive with that of the Company if such entity, a company of which such entity owns more than 10% of the share capital, or a company that owns more than 10% of the share capital of such entity, offers, in or outside of Portugal, public use telecommunications services, with the exception of value added services, or network services, as such terms are defined under Portuguese law. If any Owner performing an activity which is competitive with that of the Company holds or controls, or is deemed under Portuguese law to hold or control, American Depositary Shares or Shares in excess of 5% of the share capital of the Company, the holders of Shares may decide at a meeting of holders of Shares to require the cancellation of Shares of, or represented by the American Depositary
Shares of, such Owner to the extent
necessary to enforce compliance with the 5% limit. In such case, the Company shall compensate the Owner in an amount equal to the nominal value of the cancelled Shares or, if less, their market value. Within five days of receipt of notice of such a decision taken at the meeting of holders of Shares, however, such Owner may request the permission of the board of directors of the Company to sell or otherwise dispose within thirty days of such request the number of American Depositary Shares or Shares necessary to comply with the 5% limit. By making such request, such Owner renounces, pending the conclusion of such sale or disposition, all voting and preemptive subscription rights with respect to such American Depositary Shares or Shares.
Any Shares cancelled pursuant to paragraph
(b) of this Article and Section 3.4 of the Deposit Agreement shall be solely those of, or represented by the American Depositary
Shares of, the Owner deemed to be
performing an activity which is competitive with that of the Company.
The Depositary and the Issuer shall consult with and provide information to one another as necessary to effect the terms of paragraphs (b) and (c) of this Article and
Section 3.4 of the Deposit Agreement.

(..continued)




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